U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-1
(Post-Effective Amendment to Form S-1/A)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Lans Holdings Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	TBA
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Penthouse Menara Antara, No 11 Jalan Bukit Ceylon Kuala Lumpur, Malaysia	Nevada Agency and Trust Company 50 West Liberty St, Suite 880 Reno, NV 89501
(Name and address of principal executive offices)	(Name and address of agent for service)

Registrant's telephone number, including area code: 001-63-6017-348-8798
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box |X|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |__|	Accelerated filer |__|	Non-accelerated filer |__|	Smaller reporting company |X|

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
David S. Jennings, Esq.
330 Carousel Parkway, Henderson, Nevada 89014
Phone: (702) 595-5150 / Fax: (800) 731-6120

Explanatory Note
The Registrant files this post-effective amendment number one to its Registration Statement on Form S-1/A (No. 333-148385) as filed with the Securities and Exchange Commission on March 21, 2008. This amendment includes the audited financial statements for the fiscal years ended November 30, 2009 and 2008 filed with the Registrant’s Annual report on Form 10-K with the Securities and Exchange Commission on March 19, 2010.  This amendment also includes the unaudited financial statements for the period ended August 31, 2010 filed with the Registrant’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission on September 22, 2010.

The Registrant previously paid a registration fee of $0.58 in connection with the filing of the initial registration statement on Form SB-2 (No. 333-148385) filed with the Securities and Exchange Commission on December 28, 2007.  The Registrant has increased the price per share in this offering from $0.02 to $0.03.  Thus, the new registration fee amount is $2.03, which the Registrant paid at the time of filing this amendment.

No shares offered in this post-effective amendment were previously sold under the Registration Statement on S-1/A (No. 333-148385) as filed with the Securities and Exchange Commission on March 21, 2008. The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated September 20, 2010

PROSPECTUS
LANS HOLDINGS INC.
950,000
COMMON STOCK

The selling shareholders named in this prospectus are offering up to 950,000 shares of common stock offered through this prospectus. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.03	None	$0.03
Total	$28,500	None	$28,500

Our common stock is quoted on the Financial Industry Regulatory Authority’s Over the Counter Bulletin Board (“OTCBB”) under the symbol “LAHO”. Because we have not had an active trading market of our common stock, however, we have set an offering price for these securities of $0.03 per share.  If our common stock becomes actively traded on the OTCBB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: September 20, 2010

Table of Contents

Summary	4
Risk Factors	5
Risks Associated with Our Financial Condition	5
Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.	5
Because we have a limited operating history, it is difficult to evaluate your investment in our stock.	5
Risks Associated with Our Business Model	6
Because we have not established the Lans Holdings brand name, and our products and name have little, if any, name recognition, we may be prevented from generating revenues, which will reduce the value of your investment.	6
If the seafood market does not experience significant growth or if our products do not achieve broad acceptance, we will not be able to achieve revenues.	6
Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.	6
Because we do not have exclusive agreements with the third party manufacturers that will manufacture our products, we may be unable to effectively manufacture and distribute our products or distribute them at all, which would adversely affect our reputation and materially reduce our revenues.	7
If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.	7
In the event that we are unable to successfully compete within the fish net business, we may not be able to achieve profitable operations.	7
Because we will be forced to rely on third party manufacturers and raw material suppliers, the occurrence of difficulties outside of our control could negatively impact our business.	8
The complexity of our Product may lead to errors, defects, and bugs, which could subject us to significant costs or damages and adversely affect market acceptance of our Product.	8
If we do not effectively implement measures to sell our product, we may never achieve revenues and you will lose your entire investment.	9
If we are unable to successfully manage growth, our operations could be adversely affected.	9
Because we intend to offer our Product in Malaysia and other countries throughout Asia, we are subject to risks associated with international operations.	10
Risks Associated with Management and Control Persons	10
Because our management is inexperienced in operating a fish net business, our business plan may fail.	10
Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	11
If we are unable to hire and retain key personnel, we may not be able to implement our business plan.	11
Because our officer and director, Eng Kok Yap, and our director, Tan Sin Siong, own an aggregate of 55.8% of our outstanding common stock, investors may find that corporate decisions influenced by Eng Kok Yap and Tan Sin Siong are inconsistent with the best interests of other stockholders.	11
Because our officer and director, Eng Kok Yap, and our director, Tan Sin Siong, own an aggregate of 55.8% of our outstanding common stock, the market price of our shares would most likely decline if they were to sell a substantial number of shares all at once or in large blocks.	11
Risks Related to Legal Uncertainty	12
If our products are found to cause injury, have defects, or fail to meet industry standards, we will incur substantial litigation, judgment, product liability, and product recall costs, which will increase our losses and negatively affect our brand name reputation and product sales.	12

Even though we are not manufacturing the products ourselves, if any of the products we sell infringe on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.	12
New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.	12
Risks Related to Our Securities	13
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	13
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.	13
If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in a decrease in the value of our common stock and delay or prevent a change in control of us.	13
If a public market for our common stock develops, short selling could increase the volatility of our stock price.	13
Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	14
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.	14
Forward-Looking Statements	15
Use of Proceeds	15
Determination of Offering Price	15
Dilution	15
Selling Shareholders	16
Plan of Distribution	20
Legal Proceedings	21
Directors, Executive Officers, Promoters and Control Persons	21
Security Ownership of Certain Beneficial Owners and Management	22
Description of Securities	23
Interests of Named Experts and Counsel	26
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	26
Organization within the Last Five Years	26
Description of Business	27
Certain Relationships and Related Transactions	36
Market for Common Equity and Related Stockholder Matters	36
Executive Compensation	39
Financial Statements	41
Changes In and Disagreements with Accountants	42
Available Information	42

Summary

We were incorporated as Lans Holdings Inc. (“Lans Holdings”) in the State of Nevada on November 13, 2007. We are engaged in the business of developing, manufacturing, and selling hexagon fishing nets specifically for fishing equipment retailers in Southeast Asia.

We are a development stage company and have not generated significant sales to date. As of August 31, 2010, we had $0 in current assets and current liabilities in the amount of $22,000. Accordingly, our working capital position as of August 31, 2010 was $22,000. Since our inception through August 31, 2010, we have incurred a net loss of $65,000. We do not have capital to enable us to implement our business plan as set forth in this prospectus. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing.

Our operations office is located at Penthouse Menara Antara, No 11 Jalan Bukit Ceylon, Kuala Lumpur, Malaysia. Our phone number is 001-63-6017-348-8798. Our fiscal year end is November 30.

The Offering

Securities Being Offered
Up to 950,000 shares of our common stock, which includes all issued and outstanding shares with the exception of those held by our director, Tan Sin Siong, and our President, CEO and director, Eng Kok Yap.

Offering Price
The offering price of the common stock is $0.03 per share.  We are quoted on the OTCBB under the symbol “LAHO” but do not currently have an active trading market.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
2,150,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our director, Tan Sin Siong, and our President, CEO and director, Eng Kok Yap, own an aggregate of 55.8% of the common shares of our company and therefore have substantial control. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	As of August 31, 2010 (Unaudited)			As of November 30, 2009 (Derived from audited financial statements)	As of November 30, 2008 (Derived from audited financial statements)
Cash	$0			$0	$0
Total Assets	$0			$0	$0
Liabilities	$22,000			$16,000	$6,000
Total Stockholders’ Equity (Deficit)	$(22,000)			$(16,000)	$(6,000)

Statement of Operations	For the three months ended August 31, 2010	For the nine months ended August 31, 2010	For the period from November 13, 2007 (inception) to August 31, 2010	For the year ended November 30, 2009	For the year ended November 30, 2008
Revenue	$0	$0	$0	$0	$0
Loss for the Period	$2,000	$6,000	$65,000	$10,000	$45,000

Risk Factors

Readers should carefully consider the risks and uncertainties described below before deciding whether to invest in shares of our common stock.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

Risks Associated with Our Financial Condition

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned limited revenue since our inception, which makes it difficult to evaluate whether we will operate profitably. Operating expenses for the period from November 13, 2007 (date of inception) to August 31, 2010, totaled $65,000. We have incurred cumulative net losses of $65,000 since November 13, 2007. We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. As of August 31, 2010, we had cash in the amount of $0. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we have a limited operating history, it is difficult to evaluate your investment in our stock.

Evaluation of our business will be difficult because we have a limited operating history.  We are in the development stage of our business and have not yet begun to offer our products. To date, revenues are not substantial enough to maintain us without additional capital injection if we determine to pursue a growth strategy before significant revenues are generated. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations.  Our business strategy may not be successful, and we may not successfully address these risks. If we are unable to sustain profitable operations, investors may lose their entire investment in us.

Risks Associated with Our Business Model

Because we have not established the Lans Holdings brand name, and our products and name have little, if any, name recognition, we may be prevented from generating revenues, which will reduce the value of your investment.

Because we are a new company with new products and we have not conducted advertising, there is little or no recognition of our Lans Holdings brand name. As a result, consumers may purchase products other than ours that have brand recognition in the market and we may be unable to generate sufficient revenues to meet our expenses or meet our business plan objectives, which will reduce the value of your investment.

If the seafood market does not experience significant growth or if our products do not achieve broad acceptance, we will not be able to achieve revenues.

We hope to achieve revenues from sales of our Product. We cannot accurately predict future growth rates or the size of the seafood market, which drives the fishing industry. Demand for our Product may not occur as anticipated, or may decrease, either generally or in specific geographic markets, during particular time periods. The expansion of the seafood market, fishing industry, and the market for our Product depends on a number of factors, such as:

▪	the cost, performance and reliability of our products and products offered by our competitors;
▪	public perceptions regarding the seafood and the effectiveness and value of fish nets;

▪	customer satisfaction with fish nets; and
▪	marketing efforts and publicity regarding the needs for fish nets and the public demand for seafood.

Even if fish nets maintain wide market acceptance, our Product may not adequately address market requirements and may not continue to gain market acceptance. If fish nets generally, or our Product specifically, do not maintain wide market acceptance, we may not be able to achieve our anticipated level of growth, we may not achieve revenues and results of operations would suffer.

Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.

Although we plan to pursue written agreements with our manufacturers to provide goods to us at their respective and customary rates upon request, we currently have no such written agreements in place. In addition, we have a verbal agreement with our accountants to perform requested financial accounting services and our outside auditors to perform auditing functions. Each of these functions requires the services of persons in high demand and these persons may not always be available. The implementation of our business plan and ability to service our customers may be impaired if we are not able to secure written agreements with additional manufacturers, or the parties with whom we have verbal agreements do not perform in accordance with our verbal agreements. In addition, it may be difficult to enforce a verbal agreement in the event that any of these parties fail to perform.

Because we do not have exclusive agreements with the third party manufacturers that will manufacture our products, we may be unable to effectively manufacture and distribute our products or distribute them at all, which would adversely affect our reputation and materially reduce our revenues.

We do not own or operate any manufacturing facilities. We plan to pursue and enter into written agreements with the third party manufacturers to manufacture our products and ship them directly to our customers. If we lose the services of our third party manufacturers, we may be unable to secure the services of replacement manufacturers. In addition, because we do not have written agreements with all of these manufacturers, they could refuse to supply some or all of our products, reduce the number of products that they supply or change the terms and prices under which they normally supply our products. The occurrence of any such conditions will have a materially negative effect upon our reputation and our ability to distribute our products, which will cause a material reduction in our revenues.

If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.

We believe our success depends in substantial part on our ability to offer products and designs that reflect current needs and anticipate, gauge and react to changing consumer demands in a timely manner. Our business is vulnerable to changes in consumer preferences. We will attempt to reduce the risks of changing demands and product acceptance in part by devoting a portion of our available products and designs to standard products that are not significantly modified from year to year. Nevertheless, if we misjudge consumer needs for our products, our ability to generate sales could be impaired resulting in the failure of our business. There are no assurances that our future products will be successful, and in that regard, any unsuccessful products could also adversely affect our business.

In the event that we are unable to successfully compete within the fish net business, we may not be able to achieve profitable operations.

We face substantial competition in the industry.  Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources.  These competitors may have completed development of their products and are presently marketing these to potential customers. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competing products. However, we cannot assure you that our products will outperform competing products or those competitors will not develop new products that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their products, then it may not be possible for us to market our products at prices that are economically viable. Increased competition could result in:

▪	Lower than projected revenues;

▪	Price reductions and lower profit margins;

▪	The inability to develop and maintain our products with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

Because we will be forced to rely on third party manufacturers and raw material suppliers, the occurrence of difficulties outside of our control could negatively impact our business.

We do not have our own fabrication facilities, or assembly or manufacturing operations. Instead, we intend to rely on others to fabricate, assemble and manufacture all of our products. We do not have any long-term supply contracts with any of these suppliers. Because we intend to outsource the manufacture of all of our products, the cost, quality and availability of third-party manufacturing operations are essential to the successful production and sale of our products. Our reliance on third-party manufacturers exposes us to a number of risks which are outside our control, including:

▪	unexpected increases in manufacturing costs;
▪	interruptions in shipments if a third-party manufacturer is unable to complete production in a timely manner;
▪	inability to control quality of finished products;
▪	inability to control delivery schedules;
▪	inability to control production levels and to meet minimum volume commitments to our customers;
▪	inability to control manufacturing yield;
▪	inability to maintain adequate manufacturing capacity; and
▪	inability to secure adequate volumes of acceptable components, at suitable prices or in a timely manner.

We have not yet located a manufacturer for our products. We may be unable to locate a suitable manufacturer for our products on terms acceptable to us, or at all. The occurrence of any such conditions discussed herein will have a materially negative effect upon our reputation and our ability to distribute our products, which will cause a material reduction in any revenues that we hope to achieve.

The complexity of our Product may lead to errors, defects, and bugs, which could subject us to significant costs or damages and adversely affect market acceptance of our Product.

We have not undertaken significant testing of our Product and it may contain undetected errors, weaknesses, defects or bugs when first introduced or as new versions are released. If our Product or future products contain production defects, reliability, quality or compatibility problems that are significant to our customers, our reputation may be damaged and customers may be reluctant to continue to buy our products, which could adversely affect our ability to retain and attract new customers. In addition, these defects or bugs could interrupt or delay sales of affected products, which could adversely affect our results of operations.

If defects or bugs are discovered after commencement of commercial production of our Product or future products, we may be required to make significant expenditures of capital and other resources to resolve the problems. This could result in significant additional development costs and the diversion of technical and other resources from our other development efforts. We could also incur significant costs to repair or replace defective products. These costs or damages could have a material adverse effect on our financial condition and results of operations.

If we do not effectively implement measures to sell our product, we may never achieve revenues and you will lose your entire investment.

We are currently testing and refining our prototype Product, which we have built in our facility in Malaysia. When we are satisfied that our Product provides the most effective fish nets possible for the consumer, we will begin the manufacture and distribution of the Product to retailers throughout Malaysia before expanding to other Asian countries. We have not achieved revenues, or taken active steps to develop a sales force to attain revenues. We have no experience in providing direct sales and service, nor do we have distributors of our Product. Moreover, our sales and marketing efforts may not achieve intended results and therefore may not generate the revenue we hope to achieve. As a result of our corporate strategies, we have decided to initially focus our resources in select areas in Malaysia. We may change our focus to other markets or applications in the future. There can be no assurance that our focus or our near term plans will be successful. If we are not able to successfully address markets for our products, we may not be able to grow our business, compete effectively or achieve profitability.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development or production delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

Because we intend to offer our Product in Malaysia and other countries throughout Asia, we are subject to risks associated with international operations.

Although we have not commenced manufacturing our Product to consumers, we may rely on foreign third-party manufacturing, assembly and testing operations. Foreign operations subject us to a number of risks associated with conducting business outside of the United States, including the following:

▪	Unexpected changes in, or impositions of, legislative or regulatory requirements;
▪	Delays resulting from difficulty in obtaining export licenses for certain technology, tariffs, quotas and other trade barriers and restrictions;
▪	Imposition of additional taxes and penalties;
▪	The burdens of complying with a variety of foreign laws; and
▪	Other factors beyond our control, including acts of terrorism, which may delay the shipment of our products, impair our ability to travel or our ability to communicate with foreign locations.

In addition, the laws of certain foreign countries in which our products are or may be designed, manufactured or sold may not protect our products or intellectual property rights to the same extent as the laws of the United States. This increases the possibility of piracy of our technology and products.

Risks Associated with Management and Control Persons

Because our management is inexperienced in operating a fish net business, our business plan may fail.

Our management does not have any specific training in running a fish net business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Eng Kok Yap, our officer and director, and Tan Sin Siong, our director, devote 10 to 15 hours per week to our business affairs. We do not have an employment agreement with Eng Kok Yap or Tan Sin Siong, nor do we maintain key life insurance for them. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of our management, it is possible that they may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the specified nature of our business, having certain key personnel is essential to the development and marketing of the products we plan to sell and thus to the entire business itself. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Because our officer and director, Eng Kok Yap, and our director, Tan Sin Siong, own an aggregate of 55.8% of our outstanding common stock, investors may find that corporate decisions influenced by Eng Kok Yap and Tan Sin Siong are inconsistent with the best interests of other stockholders.

Eng Kok Yap is our officer and director. Tan Sin Siong is our director. Together, they own approximately 55.8% of the outstanding shares of our common stock. Accordingly, they will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Eng Kok Yap and Tan Sin Siong may still differ from the interests of the other stockholders.

Because our officer and director, Eng Kok Yap, and our director, Tan Sin Siong, own an aggregate of 55.8% of our outstanding common stock, the market price of our shares would most likely decline if they were to sell a substantial number of shares all at once or in large blocks.

Our officer and director, Eng Kok Yap, owns 600,000 shares of our common stock, which equates to 27.9% of our outstanding common stock. Our director, Tan Sin Siong, owns 600,000 shares of our common stock, which equates to 27.9% of our outstanding common stock. There is presently no public market for our common stock although we plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. If our shares are publicly traded on the over-the-counter bulletin board, Eng Kok Yap and Tan Sin Siong will be eligible to sell their shares publicly subject to the volume limitations in Rule 144. The offer or sale of a large number of shares at any price may cause the market price to fall. Sales of substantial amounts of common stock or the perception that such transactions could occur may materially and adversely affect prevailing markets prices for our common stock.

Risks Related to Legal Uncertainty

If our products are found to cause injury, have defects, or fail to meet industry standards, we will incur substantial litigation, judgment, product liability, and product recall costs, which will increase our losses and negatively affect our brand name reputation and product sales.

Because our products are intended for use in a relatively hazardous environment, we may be subject to liability for any accidents or injury that may occur in connection with the use of these products or due to claims of defective design, integrity or durability of the products. We do not currently maintain liability insurance coverage for such claims. If we are unable to obtain such insurance, product liability claims could adversely affect our brand name reputation, revenues and ultimately lead to losses. In addition, product defects could result in product recalls and warranty claims. A product recall could delay or halt the sale of our products until we are able to remedy the product defects. The occurrence of any claims, judgments, or product recalls will negatively affect our brand name image and product sales, as well as lead to additional costs.

Even though we are not manufacturing the products ourselves, if any of the products we sell infringe on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.

Although we have not received notices of any alleged infringement, we cannot be certain that our Products do not infringe on issued trademarks and/or copyright rights of others. We may be subject to legal proceedings and claims from time to time in our ordinary course of business arising out of intellectual property rights of others. These legal proceedings can be very costly, and thus can negatively affect the results of our operations.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. We are required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Related to Our Securities

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

We are quoted on the OTCBB under the symbol “LAHO” but do not currently have an active trading market. If a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 950,000 shares of our common stock through this prospectus. The outstanding shares of common stock covered by this prospectus represent approximately 44.2% of the common shares outstanding as of the date of this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in a decrease in the value of our common stock and delay or prevent a change in control of us.

Our board of directors is authorized to issue up to 10,000,000 shares of preferred stock. Our board of directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. The issuance of any shares of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock. Holders of preferred stock may have the right to receive dividends, certain preferences in liquidation and conversion rights.

The issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

If a public market for our common stock develops, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.03 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock, which was $0.02 per share, and increased by $0.01 per share. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We are quoted on the OTCBB under the symbol “LAHO” but do not currently have an active trading market.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 950,000 shares of common stock offered through this prospectus. These shares were acquired from us in an offering that was exempt from Registration under Regulation S of the Securities Act of 1933, as amended, and completed on June 29, 2007.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of September 20, 2010, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;

3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and

5.	the identity of the beneficial holder of any entity that owns the shares.

The named parties beneficially own and have sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 2,150,000 shares of common stock outstanding on September 20, 2010.

Name and Address of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Lai Pow Ling No 29, Jalan Antoi 2, Kepong Baru, 52100 Kuala Lumpur.	25,000	25,000	0	0
Chong Kam Fong No. 626, Jalan 4, Lawan Kuda, Baru, 31600 Gopeng, Perak	25,000	25,000	0	0
Kalsom Binti Utoh Lot 147, Batu 15, Kampung Paya, Jaras Hilir, 47000 Sungai Buloh, Selangor	25,000	25,000	0	0
Tan Ah Siew No. 25 Lorong Burung Terkukur 4, Taman Bukit Maluri, Kepong, 52100 Kuala Lumpur.	25,000	25,000	0	0
Choy Ah Fah No. 39, Jalan Mewah 2/1, Pandan Mewah, 68000 Ampang Selangor	25,000	25,000	0	0
Raja Badariah Binti Alwee 3‐6, Sinar Magna Apartment, Jalan Prima 10, Metro Prima Kepong, 52100 Kuala Lumpur.	25,000	25,000	0	0
Teh Tong Seng No. 106, Jalan Brp 7/3b, Bukit Rahman Putra, 47000 Sungai Buloh, Selangor.	25,000	25,000	0	0

Quah Choy Peng C‐7‐13, Jalan 3/32d, Rumah Pangsa, Taman Danau Kota Setapak, 53300 Kuala Lumpur.	25,000	25,000	0	0
Chew Ban Kiat ‐ G07, Blok Pv 1 Perdana Villa Pandan Perdana, Jalan Perdana 2/1, 56100 Kuala Lumpur.	25,000	25,000	0	0
Malachi Edwin A/L N Vethamani No.18, Antah Tower, Off Jalan Kuching, 51200 Kuala Lumpur	25,000	25,000	0	0
Ng Wai Meng ‐ No.15,Jalan Bukit Permai 2/3, Taman Bukit Permai, 56100 Kuala Lumpur.	25,000	25,000	0	0
Noraini Binti Ismail ‐ C2‐26, Pangsapuri Sri Perdana, Bandant Permasuri, Cheras, 56000 Kuala Lumpur.	25,000	25,000	0	0
Loo Yee Foon ‐ No.22, Jalan Jelutong 7, Taman Rimba, 28400 Mentakab, Pahang	25,000	25,000	0	0
Foo Swee Sen ‐ No.35, Jalan 14/1, Taman Sri Kluang, 96000 Luang, Johor.	25,000	25,000	0	0
Noor Azura Binti Ibrahim ‐ No.367, Jalan F10, Taman Melawati,53100 Kuala Lumpur.	25,000	25,000	0	0
Tee Lay Yong ‐ No.19, Jalan Kamgar 86, Off Jalan Kapar, 41400 Klang, Selangor.	25,000	25,000	0	0
Lau Chee Leong ‐ No.24, Jalan 3/17a, Bandar Baru Selayang, 68100 Batu Caves, Selangor.	25,000	25,000	0	0
Lee Siew Loong ‐ No.108, Jalan Sri Cempaka, Taman Cempaka, 31400 Ipoh, Perak	25,000	25,000	0	0
Siti Maneesah Binti Mazlan - No.26, Jalan Jasa 1, Taman Jasa, Kiampung Sungai 2, 68100 Batu Caves, Selangor	25,000	25,000	0	0
Mat Salleh Bin Ismail ‐ J6‐6‐10, Psn Meranti, Subang Mewah, 47610 Subang Jaya, Selangor	25,000	25,000	0	0

Mohd Shahrin Bin Abdul Rahim No.145, Jalan 1a/6, Bandar Baru Sungai Buloh, 47000 Sungai Buloh, Selangor	25,000	25,000	0	0
Yaw Wai Chon ‐ No.51, Jalan Bp7, Taman Bukit Permata, Sri Gombak 68100 Batu Caves, Selangor.	25,000	25,000	0	0
Christopher Au Yong Yoong Loy No. 53, Jalan Wawasan 2/1 Pusat Bandar Puchong, 47100 Puchong,Selangor.	25,000	25,000	0	0
Yap Wei Leong ‐ No.33, Jalan 13/5, Bandar Country Homes, 48000 Rawang, Selangor.	25,000	25,000	0	0
Foong Kim Weng ‐ Blok K‐4‐573, Segar Apartment, Taman Segar Cheras, 56100 Kuala Lumpur	25,000	25,000	0	0
Shaharudin Bin Mohamed ‐ Mc5 8‐3 Apartment Anggerik, Taman Tun Teja, 48000 Rawang Selangor.	25,000	25,000	0	0
Suritah Binti Kassim ‐ No.1,Jalan Damai 3,Desa Damai, Sungai Merab Luar,43000 Kajang Selangor.	25,000	25,000	0	0
Ahmad Nazri Bin Abdull Wahab No.9w‐1 Blok B, Jalan Hang Tuah, 55200 Kuala Lumpur.	25,000	25,000	0	0
Ronil Bin Onginsal ‐ No.9, Jalan Burung Takur, Taman Bukit Maluri, Kepong, 52100 Kuala Lumpur.	25,000	25,000	0	0
Nur Hafiza Binti Zakaria ‐ No.15, Jalan 4/5, Taman Melati Setapak, 53100 Kuala Lumpur.	25,000	25,000	0	0
Muhammad Jeffery Hizwan Bin Said No.13, Blok E1, Desa Tun Hussein Onn, Jalan Jelatik, 54200 Kuala Lumpur.	25,000	25,000	0	0

Liew Mun Jye ‐ No.510,Blok F 1,Jalan Ss 26/10, Taman Mayang Jaya,47301 Petaling Jaya,Selangor.	25,000	25,000	0	0
Hafizah Binti Che Amid G‐1‐12 Blok G, No. 3, Lorong Pju 7/15b, Desa Mutiara Apartment, 47800 Petaling Jaya, Selangor	25,000	25,000	0	0
Liew Mun Cheng ‐ No.122‐1, Jalan Selar, Taman Bukit Ria, Batu 3 1/2, Jalan Cheras, 56100 Kuala Lumpur.	25,000	25,000	0	0
Cheng Ka Woh ‐ No.6, Jalan 6/27b, Desa Setapak, 57000 Kuala Lumpur.	25,000	25,000	0	0
Kong Siow Lian ‐ No.1,Jalan Imbi, Bukit Bintang. 55100 Kuala Lumpur.	25,000	25,000	0	0
Leong Chee Kong ‐ No.1137, Kawasan 8, 43300 Seri Kembangan, Selangor	25,000	25,000	0	0
Tan Wai Loong No.42d, Jalan Rasah,Kampung Pasir 70300 Seremban, Negeri Sembilan.	25,000	25,000	0	0

None of the selling shareholders; (1) has had a material relationship with us other than as a shareholder at any time within the past three years; (2) has been one of our officers or directors; or (3) are broker-dealers or affiliate of broker-dealers.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

We are quoted on the OTCBB under the symbol “LAHO” but do not currently have an active trading market.  If our common stock becomes actively traded on the OTCBB, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	the market price of our common stock prevailing at the time of sale;
2.	a price related to such prevailing market price of our common stock, or;
3.	such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.
We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;
2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of September 20, 2010 are as follows:

Name	Position Held with the Company
Eng Kok Yap Penthouse Menara Antara, No 11 Jalan Bukit Ceylon Kuala Lumpur, Malaysia	President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director
Tan Sin Siong Penthouse Menara Antara, No 11 Jalan Bukit Ceylon Kuala Lumpur, Malaysia	Director

Set forth below is a brief description of the background and business experience of our sole executive officer and director.

Eng Kok Yap is our President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director. He has worked as an Engineer for Psyon Engineering Corporation since 2000.

Tan Sin Siong is our director. Mr. Yap obtained his Bachelor’s Degree in Engineering from Warwick University in England in 1999. Tan Sin Siong obtained a Bachelor’s Degree from Excel Institute in Kuala Lumpur, Malaysia in 1997. Since 2002, Tan Sin Siong has worked as a manager for Siemens Incorporated.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We do not currently have any significant employees aside from Eng Kok Yap and Tan Sin Siong.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees of the Board

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President and director, Eng Kok Yap, at the address appearing on the first page of this annual report.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of September 20, 2010, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Name and Address of Beneficial Owners of Common Stock	Title of Class	Amount and Nature of Beneficial Ownership1	% of Common Stock2
Eng Kok Yap Penthouse Menara Antara, No 11 Jalan Bukit Ceylon Kuala Lumpur, Malaysia	Common Stock	600,000	27.9%
Tan Sin Siong Penthouse Menara Antara, No 11 Jalan Bukit Ceylon Kuala Lumpur, Malaysia	Common Stock	600,000	27.9%
DIRECTORS AND OFFICERS - TOTAL		1,200,000	55.8%

5% SHAREHOLDERS
NONE	Common Stock	NONE	NONE

1.
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

2.	The percentage shown is based on denominator of 2,150,000 shares of common stock issued and outstanding for the company as of September 20, 2010.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of September 20, 2010, there were 2,150,000 shares of our common stock issued and outstanding. Our shares are held by forty (40) stockholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

David S. Jennings, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.

Silberstein Ungar, PLLC formerly known as Maddox Ungar Silberstein, PLLC, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in his audit report. Silberstein Ungar, PLLC has presented his report with respect to our audited financial statements. The report of Silberstein Ungar, PLLC is included in reliance upon his authority as an expert in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within the Last Five Years

We were incorporated as “Lans Holdings Inc.” in the State of Nevada on November 13, 2007. We are engaged in the business of developing, manufacturing, and selling a hexagon fishing net specifically for fishing equipment retailers in Southeast Asia.

Our principal executive offices are located at 50 West Liberty Street, Suite 880, Reno, NV 89501. Our telephone number is 63-6017-348-8798. Our operations office is located at Penthouse Menara Antara, No 11 Jalan Bukit Ceylon, Kuala Lumpur, Malaysia. Eng Kok Yap, our officer and director, and Tan Sin Siong, our director, are persons that may be described as “promoters” as defined in Rule 405 of the Securities Act by virtue of their roles in founding and organizing our company.

Our fiscal year end is November 30. Eng Kok Yap, our officer and director, and Tan Sin Siong, our director, may be described as a “promoters” as defined in Rule 405 of the Securities Act by virtue of his role in founding and organizing our company.

Description of Business

Company Overview

We were incorporated as “Lans Holdings Inc.” (“Lans”) on November 13, 2007 in the State of Nevada for the purpose of developing, manufacturing, and selling a hexagon fishing net specifically for fishing equipment retailers in Southeast Asia.

Business of Company

We are engaged in the business of developing, manufacturing, and selling hexagon fishing nets produced specifically for fishing equipment retailers in Southeast Asia (our "Product"). Such a product will allow fishers to effectively increase their fishing output without the problems presented by fishing nets presently in use in the Southeast Asian market. We are currently in the process of designing and developing our Product, and we are continually refining our net through experiments, testing water pressure resistance, extension capability, and sailing speed variations. When we are satisfied that our Product will compete effectively in the Southeast Asian Fishing Equipment Industry by being the most functional and efficient fishing net, we will begin the manufacture and distribution of the Product to fishing equipment retailers.

Our principal executive offices are located at 50 West Liberty Street, Suite 880, Reno, NV 89501. Our operations office is located at Penthouse Menara Antara, No 11 Jalan Bukit Ceylon, Kuala Lumpur, Malaysia.

Fishing Methods

Bottom trawling, or Benthic trawling, is a fishing method which involves towing trawl nets along the sea floor, as opposed to pelagic trawling, where a net is towed higher in the water column to catch large schools of fish such as anchovies, shrimp, tuna, and Mackerel. On November 18, 2004 the United Nations General Assembly urged nations to consider temporary bans on high seas bottom trawling. The turbidity produced by bottom trawling can have an environmental impact significant distances from the site of the trawl activity. The absolute magnitude of suspended solids introduced into the water column from bottom trawling activity is much greater than any other man-made source of suspended solid pollution in the world's oceans. The UN Secretary General reported that 95% of damage to seamount ecosystems worldwide is caused by deep sea bottom trawling. Today, most major, responsible fishing countries restrict bottom trawling within their jurisdictions.

Blast fishing or dynamite fishing describes the practice of using dynamite, homemade bombs or other explosives to stun or kill schools of fish for easy collection. This practice can be extremely destructive to the surrounding ecosystem, as the shockwaves often destroy the underlying habitat (such as coral reefs close to a coastline) that supports the fish. The frequently improvised nature of the explosives used also means danger for the fishermen as well, with accidents and injuries a common occurrence. Although outlawed, the practice remains widespread in Southeast Asia. In the Philippines, where the practice is well documented, blast fishing dates back to even before the First World War.

Cyanides are used to capture live fish near coral reefs for the aquarium and seafood market. This illegal fishing occurs mainly in or near the Philippines, Indonesia, and the Caribbean to supply the 2 million marine aquarium owners in the world. Many fish caught in this fashion die either immediately or in shipping. Those that survive often die from shock or from massive digestive damage. The high concentration of cyanide on reefs harvested in this fashion damages the coral polyps and has also resulted in cases of cyanide poisoning among local fishermen and their families.

The environmentally devastating effects and untenable nature of fishing methods such as bottom trawling, blast fishing, and cyanide fishing, in conjunction with governmental regulations and bans on such methods, has led to an increased interest in catching middle-and upper-water level fish with safer and more environmentally friendly fishing gear.

Pelagic Trawling Nets

Pelagic trawling is a method of fishing that involves actively pulling a fishing net through the water behind one or more boats, called trawlers. When two boats are used (pair trawling), the horizontal spread of the net is provided by the boats, with one warp attached to each boat. However, single-boat trawling is more common. Here, the horizontal spread of the net is provided by trawl doors. Trawl doors are available in various sizes and shapes and may be specialized to remain elevated in the water for Pelagic (mid or upper water level) trawling. In all cases, doors essentially act as wings, using a hydrodynamic shape to provide horizontal spread. As with all wings, the towing vessel must go at a certain speed for the doors to remain standing and functional. This speed varies, but is generally in the range of 2.5-4.0 knots.

The vertical opening of a trawl net is created using flotation on the upper edge and weight on the lower edge of the net mouth. Trawls are tunnel shaped nets that with a closed tail where the fish are collected. Trawl nets can be modified by changing variables such as mesh size to meet specific needs.

Our Product

Projections indicate that the Southeast Asian Fishing Industry will continue to rise as a leader in the global fishing market. The rapid expanse of the region’s market combined with increased government regulations on and a heightened awareness of the devastating effects of bottom trawling, blast fishing, and cyanide fishing, have led to a rising demand for fishing equipment designed to catch middle-and upper-water level fish, thus resulting in what we anticipate will be a highly receptive potential market for our Product.

We are in the process of developing a fish net intended for fishing middle-and upper-water level fish. The net is being designed with excellent extension capability and specific qualities to reduce water resistance and damage to the net. By reducing water resistance, we allow ships trawling with our net to sail at higher speeds, thereby increasing their fishing output. Below is a diagram of our Product as currently designed:

1.	Boat connection cord
2.	Net fram connection cord
3.	Left/Right side frames
4.	Top/Bottom frames
5.	Side net body pieces
6.	Backbone frame
7.	Side net body pieces

We are designing and developing our Product by conducting experiments to improve on quality and cost. These experiments include testing our Product with variant levels of water pressure resistance and sailing speeds, as well as measuring extension capability. We are in the process of refining these essential qualities of our Product, which will be integral to its success. We are searching for the lowest priced components available in the market in our efforts to reduce costs. Refining our Product will ensure that it is durable, efficient, and practicable for large-volume fishing.

Competition

We compete with a number of established manufacturers, importers, and distributors who sell fishing nets to fishing equipment retailers. These companies enjoy brand recognition which exceeds that of our brand name. We compete with several manufacturers, importers, and distributors, who have significantly greater financial, distribution, advertising, and marketing resources than we do, including:

•
Wenzhou Fishing Net Factory’s Trammel Nets, made by hanging three webs to a shingle tip and bottom line. There are two outside webs or walls and an inside web of small mesh. The outside webs are larger size mesh. When fish strike the net, they go through the first outside mesh or wall, and then strike the inside web, pushing it through the other outside web, where it forms a pocket and holds the fish. Sometimes several big fish will be found in one pocket, where they have followed each other.

•	Wenzhou also makes a nylon monofilament casting net with a knitting type of mesh doubled at every other mesh vertically, and also a nylon monofilament single- and double-knot net.

•	Anhui Golden Monkey Science and Technology Co., Ltd. produces a variety of nylon multifilament and monofilament fishing nets.
•
Long Xing Plastic Co., Ltd. makes a net that they promote as anti-ultraviolet radiation, thermo-stable, weather-proof, stable in quality, long lifetime, and widely applied in sea water fishing and fresh-water fishing.

•	, produces nets suitable for deep or shallow fishing that are soft and transparent.

We compete primarily on the basis of quality, brand name recognition, and price. We believe that our success will depend upon our ability to remain competitive in our product areas. The failure to compete successfully in the future could result in a material deterioration of customer loyalty and our image and could have a material adverse effect on our business.

Intellectual Property

Once we determine the final design for our Product, we intend to file a patent on this design. We will file for patent pending status as we design and develop a prototype for our first net. We will apply for patent protection and/or copyright protection in Southeast Asia, the United States, and other jurisdictions.

We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product design, proprietary manufacturing processes and technologies, product research and concepts and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the fishing equipment industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development, manufacture, and sale of our Product in Southeast Asia are not subject to special regulatory and/or supervisory requirements.

Employees

We have no other employees other than our officers and directors. Our President oversees all responsibilities in the areas of corporate administration, business development, and research. We intend to expand our current management to retain skilled directors, officers, and employees with experience relevant to our business focus. Our current management team is highly skilled in technical areas such as researching and developing our product, but not skilled in areas such as marketing our product and business management. Obtaining the assistance of individuals with and in-depth knowledge of operations and markets will allow us to build market share more effectively. We intend on employing sales representatives in Malaysia when our product is ready for production and shipping and in other Southeast Asian nations when we are ready to expand internationally.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Description of Property

Our principal executive offices are located at 50 West Liberty Street, Suite 880, Reno, NV 89501. Our operations office is located at Penthouse Menara Antara, No 11 Jalan Bukit Ceylon, Kuala Lumpur, Malaysia.

Plan of Operation

Historical results and trends should not be taken as indicative of future operations. Management's statements contained in this report that are not historical facts are forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "prospects," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Product Development

We intend to continue the development and refinement of our Product over the coming months. We will first focus on our experiments to improve the quality of our Product to increase its appeal to fishing equipment retailers. We feel our final Product will compete effectively in the marketplace due to its advanced extension capability, durability, high-functioning ability at rapid sailing speed, and overall large output potential relative to similar products in the marketplace.

Locate Suitable Manufacturing

We do not currently have any manufacturing facilities. Our management has contacted several fishing net weavers in Malaysia, and has begun negotiations for the manufacture of our Product on a contract basis. We are currently negotiating price, payment, customer guarantee, shipping, inventory, delivery schedule and returns. We plan to pursue this further upon the final development and commercialization of our Product. Production of our fishing net doesn't require any facilities or equipment beyond what is available to any fishing net weaver. We could contract with any fishing net weaver to manufacture our Product by following our instructions. We do not anticipate renting a warehouse at this stage of our business. The fishing net weaver that will work with us will provide packaging, storage, and shipping service for us as part of our agreement. All of the raw materials necessary to produce our Product are available in the public marketplace. We will only accept wholesale orders from wholesale distributors. Once we receive wholesale orders, we will hold the order until certain quantities, which will be pre-negotiated with fishing net weavers, are attained. Then we will contract with the fishing net weaver to produce our Product for us at pre-negotiated prices. Typically the order will be shipped within five business days after we place the order.

Sales and Distribution Strategy

Our goal is for our fishing net to become a leading product in the fishing equipment market in Southeast Asia. In order to achieve our goal, we intend to increase awareness of our Product with potential customers, who we anticipate will be major fishing equipment retailers as wholesale customers and fishers as end users. We intend to do this by engaging in the following:

•
Attending national and regional fishing promotional events and conferences. There are events and conferences managed by regional and central institutions and organizations to promote fishing related products. We plan to attend a number of events attended by fishing products merchants and fishing equipment retail representatives in order to further expose our product. These events will include trade meetings, promotional events, seminars, and conferences, which are heavily attended by fishing equipment wholesalers and representatives, in order to further expose our Product.

•
Developing direct marketing programs to attract retailers. In addition to attending the foregoing conferences and seminars, we intend to market directly to wholesalers and major fishing equipment retailers. Our marketing will include conducting seminars and the use of online and traditional advertising media such as newspapers and trade publications.

•
Promoting to the public through internet-based and traditional media advertising. We intend to use Internet-based and traditional media to promote our product directly to the public to raise public awareness of our product.

We will also mail our brochure to wholesale distributors, and, initially, we will do special promotions providing small amounts of our Product to a few major stores, while allowing them to pay us after three months. If the market shows an interest in our Product, they will then begin to order from us regularly.

Intellectual Property Protection

We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product designs, proprietary manufacturing processes and technologies, product research and concepts, and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

We are currently consulting with law firms to protect our brand name and product design. While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Sales Personnel

We do not currently employ any sales personnel. In the short term, we intend to use the services of our management to sell our Product. As our Product approaches the manufacturing stage, however, we plan to employ sales representatives in Malaysia to promote and sell our product to wholesalers, retailers, and end-user fishers. These sales representatives will be responsible for soliciting, selecting and securing accounts within a particular regional territory. We expect to pay such sales representatives on a commission basis. In addition, we may decide to pay each sales representative a base salary. We expect to provide service and support to our sales representatives, including advertising and sales materials. When we determine to expand our sales internationally, we will employ sales personnel in other Southeast Asian nations.

In the event we hire sales personnel, we do not intend to do so in the next twelve months unless our revenues are enough to absorb the cost of these personnel.

Expenses

We estimate the costs to implement our business strategy over the following twelve months to be:

•
Travel and Related expenses, which will consist primarily of our executive officers and directors visiting fishing equipment merchants and resellers in their sales efforts. We estimate travel and related expenses for the next twelve months will be approximately $4,000;

•
Initial Marketing, which will consist of the marketing efforts discussed above, including direct marketing and attendance at trade shows. We estimate initial marketing expenses for the next twelve months will be approximately $6,000;

•
Research and Development costs consist of developing and testing our Product and determining the best combination of materials and suppliers for production. We estimate that research and development costs for the next twelve months will be approximately $10,000.

We intend to obtain business capital through the use of private equity fundraising or shareholders loans. We anticipate that, in time, the primary source of revenues for our business model will be the sale of our Product.

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.

Results of Operations for the Nine Months Ended August 31, 2010, and Period from November 13, 2007 (Date of Inception) until August 31, 2010

We have not earned any revenues since our inception on November 13, 2007. We do not anticipate earning revenues until such time that we have fully developed and are able to market our Product.

We incurred operating expenses in the amount of $6,000 for the nine months ended August 31, 2010, compared with operating expenses of $6,000 for the nine months ended August 31, 2009. We incurred operating expenses in the amount of $2,000 for the three months ended August 31, 2010, compared with operating expenses of $2,000 for the three months ended August 31, 2009. We incurred operating expenses in the amount of $65,000 for the period from November 13, 2007 (Inception) to August 31, 2010. The entire amount for each mentioned period was attributable to professional fees.

We incurred a net loss in the amount of $6,000 for the nine months ended August 31, 2010, as compared with a net loss in the amount of $6,000 for the nine months ended August 31, 2009. We incurred a net loss in the amount of $2,000 for the three months ended August 31, 2010, as compared with a net loss in the amount of $2,000 for the three months ended August 31, 2009. We incurred a net loss in the amount of $65,000 for the period from November 13, 2007 (Inception) to August 31, 2010. Our losses for each period are attributable to operating expenses together with a lack of any revenues.

We anticipate our operating expenses will increase as we implement our business plan. The increase will be attributable to expenses to implement our business plan, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Results of operations for the year ended November 30, 2009, and for the period from Inception (November 13, 2007) to November 30, 2009

We have not earned any revenues since our inception on November 13, 2007. We do not anticipate earning revenues until such time that we have fully developed and are able to market our Product.

We incurred operating expenses in the amount of $10,000 for the year ended November 30, 2009, as compared with $45,000 for the year ended November 30, 2008. We incurred operating expenses in the amount of $59,000 for the period from November 13, 2007 (Inception) to November 30, 2009. The entire amount for each mentioned period was attributable to professional fees.  We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to undertaking development of our Product and the professional fees associating with being a reporting company under the Securities Exchange Act of 1934.

We incurred a net loss in the amount of $10,000 for the year ended November 30, 2009, as compared with $45,000 for the year ended November 30, 2008. We incurred a net loss in the amount of $59,000 for the period from November 13, 2007 (Inception) to November 30, 2009. Our losses for each period are attributable to operating expenses together with a lack of any revenues.

Liquidity and Capital Resources

As of August 31, 2010, we had total current assets of $0 cash. Our total current liabilities as of August 31, 2010 were $22,000. As a result, we have a working capital deficit of $22,000 as of August 31, 2010.

Through the period ended August 31, 2010, our current liabilities consisted of advances totaling $22,000 from Eng Kok Yap, our officer and director.  The amount is unsecured, due upon demand, and non-interest bearing.  There is no assurance that our officer and director will continue to make advances to the company.

Operating activities used $65,000 in cash for the period from inception (November 13, 2007) to August 31, 2010. Our net loss of $65,000 for this period was the sole component of our negative operating cash flow. We primarily relied on cash from loans to fund our operations during the period ended August 31, 2010.

The success of our business plan beyond the next 12 months is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

We have limited working capital and have not yet received revenues from sales of products. These factors have caused our accountants to express substantial doubt about our ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if we are unable to continue as a going concern.

Our ability to continue as a going concern is dependent on our generating cash from the sale of our common stock and/or obtaining debt financing and attaining future profitable operations. Management’s plans include selling our equity securities and obtaining debt financing to fund our capital requirement and ongoing operations; however, there can be no assurance we will be successful in these efforts.

Off Balance Sheet Arrangements

As of August 31, 2010, there were no off balance sheet arrangements.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

We issued 600,000 shares of common stock on June 29, 2007, to Eng Kok Yap, our officer and director. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.02 per share, for total proceeds of $12,000. The 600,000 shares of common stock are restricted shares as defined in the Securities Act of 1933.

We issued 600,000 shares of common stock on June 29, 2007, to Tan Sin Siong, our director. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.02 per share, for total proceeds of $12,000. The 600,000 shares of common stock are restricted shares as defined in the Securities Act of 1933.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol “LAHO.”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending November 30, 2009
Quarter Ended	High $	Low $
November 30, 2009	N/A	N/A
August 31, 2009	N/A	N/A
May 31, 2009	N/A	N/A
February 28, 2009	N/A	N/A

Fiscal Year Ending November 30, 2008
Quarter Ended	High $	Low $
November 30, 2008	N/A	N/A
August 31, 2008	N/A	N/A
May 31, 2008	N/A	N/A
February 29, 2008	N/A	N/A

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have forty (40) holders of record of our common stock.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the OTCBB.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to both to our officers and to our directors for all services rendered in all capacities to us for our fiscal years ended November 30, 2009 and 2008.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Eng Kok Yap President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director	2009 2008	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Narrative Disclosure to the Summary Compensation Table

We have not entered into any employment agreement or consulting agreement with our executive officers.  There are no arrangements or plans in which we provide pension, retirement or similar benefits for executive officers.

Although we do not currently compensate our officers, we reserve the right to provide compensation at some time in the future.  Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further our business purposes.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of November 30, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Eng Kok Yap	-	-	-	-	-	-	-	-	-

Stock Option Grants

We have not granted any stock options to the executive officers or directors since our inception.

Director Compensation

We do not pay any compensation to our directors at this time. However, we reserve the right to compensate our directors in the future with cash, stock, options, or some combination of the above.

We have not reimbursed our directors for expenses incurred in connection with attending board meetings nor have we paid any directors fees or other cash compensation for services rendered as a director in the year ended November 30, 2009.

Stock Option Plans

We did not have a stock option plan as of November 30, 2009.

Financial Statements

Index to Financial Statements:

Unaudited financial statements for the three and nine months ended August 31, 2010 and period from November 13, 2007 (Date of Inception) through August 31, 2010:

F-1	Balance Sheets as of August 31, 2010 (unaudited) and November 30, 2009 (audited)
F-2	Statement of Operations for the three and nine months ended August 31, 2010 and period from November 13, 2007 (Date of Inception) through August 31, 2010
F-3	Statements of Stockholders’ Deficit for the period from November 13, 2007 (Date of Inception) through August 31, 2010
F-4	Statements of Cash Flows for the nine months ended August 31, 2010 and 2009 and period from November 13, 2007 (Date of Inception) through August 31, 2010
F-5	Notes to Financial Statements

Audited financial statements for the years ended November 30, 2009 and 2008, and period from November 13, 2007 (Date of Inception) through November 30, 2009:

F-8	Report of Independent Registered Public Accounting Firm
F-9	Balance Sheets as of November 30, 2009 and 2008
F-10	Statement of Operations for the years ended November 30, 2009 and 2008 and period from November 13, 2007 (Date of Inception) through November 30, 2009
F-11	Statements of Stockholders’ Deficit for the period from November 13, 2007 (Date of Inception) through November 30, 2009
F-12	Statement of Cash Flows for the years ended November 30, 2009 and 2008 and period from November 13, 2007 (Date of Inception) through November 30, 2009
F-13	Notes to Financial Statements

LANS HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
As of August 31, 2010 and November 30, 2009

	August 31, 2010 (unaudited)	November 30, 2009 (audited)

ASSETS

Current Assets
Cash and equivalents	$-0-	$-0-
Prepaid expenses	-0-	-0-

TOTAL ASSETS	$-0-	$-0-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Liabilities
Current Liabilities
Due to officer	$22,000	$16,000

Stockholders’ Deficit
Common Stock, $.001 par value, 90,000,000 shares authorized, 2,150,000 shares issued and outstanding	2,150	2,150
Preferred Stock, $.001 par value, 10,000,000 shares authorized, -0- shares issued and outstanding	-0-	-0-
Additional paid-in capital	40,850	40,850
Deficit accumulated during the development stage	(65,000)	(59,000)
Total stockholders’ deficit	(22,000)	(16,000)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-0-	$-0-

See accompanying notes to financial statements.

LANS HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (unaudited)
Nine and Three Months Ended August 31, 2010 and 2009
Period from November 13, 2007 (Inception) to August 31, 2010

	Nine Months Ended August 31, 2010	Nine Months Ended August 31, 2009	Three Months Ended August 31, 2010	Three Months Ended August 31, 2009	Period from November 13, 2007 (Inception) to August 31, 2010
Revenues	$-0-	$-0-	$-0-	$-0-	$-0-

Expenses :
Professional fees	6,000	6,000	2,000	2,000	65,000

Net Loss	$(6,000)	$(6,000)	$(2,000)	$(2,000)	$(65,000)

Net loss per share:
Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.03)

Weighted average shares outstanding:
Basic and diluted	2,150,000	2,150,000	2,150,000	2,150,000	2,150,000

See accompanying notes to financial statements.

LANS HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT (unaudited)
Period from November 13, 2007 (Inception) to August 31, 2010

	Common stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total
Issuance of common stock for cash @$.001	2,150,000	$2,150	$40,850	$-	$43,000
Loss for the period ended November 30, 2007	-	-	-	(4,000)	(4,000)
Balance, November 30, 2007	2,150,000	2,150	40,850	(4,000)	39,000
Net loss for the year ended November 30, 2008	-	-	-	(45,000)	(45,000)
Balance, November 30, 2008	2,150,000	2,150	40,850	(49,000)	(6,000)
Net loss for the year ended November 30, 2009	-	-	-	(10,000)	(10,000)
Balance, November 30, 2009	2,150,000	2,150	40,850	(59,000)	(16,000)
Net loss for the period ended August 31, 2010	-	-	-	(6,000)	(6,000)
Balance, August 31, 2010	2,150,000	$2,150	$40,850	$(65,000)	$(22,000)

See accompanying notes to financial statements.

LANS HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (unaudited)
Nine Months Ended August 31, 2010 and 2009
Period from November 13, 2007 (Inception) to August 31, 2010

	Nine Months Ended August 31, 2010	Nine Months Ended August 31, 2009	Period From November 13, 2007 (Inception) to August 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,000)	$(6,000)	$(65,000)
Change in non-cash working capital items
Prepaid expenses	-0-	-0-	-0-
CASH FLOWS USED BY OPERATING ACTIVITIES	(6,000)	(6,000)	(65,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of common stock	-0-	-0-	43,000
Due to officer	6,000	6,000	22,000
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	6,000	6,000	65,000

NET INCREASE (DECREASE) IN CASH	-0-	-0-	-0-

Cash, beginning of period	-0-	-0-	-0-
Cash, end of period	$-0-	$-0-	$-0-

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-0-	$-0-	$-0-
Income taxes paid	$-0-	$-0-	$-0-

See accompanying notes to financial statements.

LANS HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2010

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

Nature of Business

Lans Holdings, Inc. (“LANS”) is a development stage company and was incorporated in Nevada on November 13, 2007.  The Company is developing hexagon fishing nets to manufacture and sell to fishing equipment retailers primarily in Southeast Asia.  LANS operates out of office space owned by a director and stockholder of the Company.  The facilities are provided at no charge.  There can be no assurances that the facilities will continue to be provided at no charge in the future.

Development Stage Company

The accompanying financial statements have been prepared under generally accepted acounting principles for development stage companies.  A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. We believe that the disclosures are adequate to make the financial information presented not misleading. These condensed financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto for the year ended November 30, 2009. All adjustments were of a normal recurring nature unless otherwise disclosed. In the opinion of management, all adjustments necessary for a fair statement of the financial position results of operations for the interim period have been included. The results of operations for such interim periods are not necessarily indicative of the results for the full year.

Cash and Cash Equivalents

LANS considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At November 30, 2009 and August 31, 2010, respectively, the Company had $0 of cash.

Fair Value of Financial Instruments

LANS’s financial instruments consist of cash and cash equivalents and an amount due to an officer. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

LANS HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2010

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (continued)

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic loss per share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

LANS does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – DUE TO OFFICER

The amount due to officer of $16,000 and $22,000 at November 30, 2009 and August 31, 2010, respectively, consisted of amounts owed to an officer of the Company for amounts advanced to pay for professional services provided by the Company’s outside independent auditors for services rendered. The amount is unsecured, due upon demand, and non-interest bearing.

NOTE 3 – INCOME TAXES

For the periods ended August 31, 2010, LANS has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $65,000 at August 31, 2010, and will expire beginning in the year 2027.

LANS HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2010

NOTE 3 – INCOME TAXES (continued)

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2010
Deferred tax asset attributable to:
Net operating loss carryover	$22,100
Valuation allowance	(22,100)
Net deferred tax asset	$-

NOTE 4 – LIQUIDITY AND GOING CONCERN

LANS has negative working capital, has incurred losses since inception, and has not yet received revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of LANS to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

NOTE 5 – SUBSEQUENT EVENTS

The Company’s management has analyzed its operations subsequent to August 31, 2010 through the September 17, 2010, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Lans Holdings, Inc.
Kuala Lumpur, Malaysia

We have audited the accompanying balance sheets of Lans Holdings, Inc.  (the “Company”) as of November 30, 2009 and 2008, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended and for the period from November 13, 2007 (date of inception) to November 30, 2009.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lans Holdings, Inc. as of November 30, 2009 and 2008, and the results of its operations and cash flows for the years then ended and for the period from November 13, 2007 (date of inception) to November 30, 2009, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company has negative working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 4. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC
Bingham Farms, Michigan
March 7, 2010

LANS HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
As of November 30, 2009 and November 30, 2008

	November 30, 2009	November 30, 2008

ASSETS

Current Assets
Cash and equivalents	$-0-	$-0-
Prepaid expenses	-0-	-0-

TOTAL ASSETS	$-0-	$-0-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Liabilities
Current Liabilities
Due to officer	$16,000	$6,000

Stockholders’ Deficit
Common Stock, $.001 par value, 90,000,000 shares authorized, 2,150,000 shares issued and outstanding	2,150	2,150
Preferred Stock, $.001 par value, 10,000,000 shares authorized, -0- shares issued and outstanding	-0-	-0-
Additional paid-in capital	40,850	40,850
Deficit accumulated during the development stage	(59,000)	(49,000)
Total stockholders’ deficit	(16,000)	(6,000)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-0-	$-0-

See accompanying notes to financial statements.

LANS HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
Years Ended November 30, 2009 and 2008
Period from November 13, 2007 (Inception) to November 30, 2009

	Year Ended November 30, 2009	Year Ended November 30, 2008	Period from November 13, 2007 (Inception) to November 30, 2009
Revenues	$	$-0-	$-0-

Expenses :
Professional fees		45,000	59,000

Net Loss	$	$(45,000)	$(59,000)

Net loss per share:
Basic and diluted	$	$(0.02)	$(0.02)

Weighted average shares outstanding:
Basic and diluted		2,150,000	2,150,000

See accompanying notes to financial statements.

LANS HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT
Period from November 13, 2007 (Inception) to November 30, 2009

	Common stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total
Issuance of common stock for cash @$.001	2,150,000	$2,150	$40,850	$-	$43,000
Loss for the period ended November 30, 2007	-	-	-	(4,000)	(4,000)
Balance, November 30, 2007	2,150,000	2,150	40,850	(4,000)	39,000
Net loss for the year ended November 30, 2008	-	-	-	(45,000)	(45,000)
Balance, November 30, 2008	2,150,000	2,150	40,850	(49,000)	(6,000)
Net loss for the year ended November 30, 2009	-	-	-	(10,000)	(10,000)
Balance, November 30, 2009	2,150,000	$2,150	$40,850	$(59,000)	$(16,000)

See accompanying notes to financial statements.

LANS HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
Years Ended November 30, 2009 and 2008
Period from November 13, 2007 (Inception) to November 30, 2009

	Year Ended November 30, 2009	Year Ended November 30, 2008	Period From November 13, 2007 (Inception) to November 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,000)	$(45,000)	$(59,000)
Change in non-cash working capital items
Prepaid expenses	-0-	10,000	-0-
CASH FLOWS USED BY OPERATING ACTIVITIES	(10,000)	(35,000)	(59,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of common stock	-0-	-0-	43,000
Due to officer	10,000	-0-	16,000
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	10,000	-0-	59,000

NET INCREASE (DECREASE) IN CASH	-0-	(35,000)	-0-

Cash, beginning of period	-0-	35,000	-0-
Cash, end of period	$-0-	$-0-	$-0-

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-0-	$-0-	$-0-
Income taxes paid	$-0-	$-0-	$-0-

See accompanying notes to financial statements.

LANS HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
November 30, 2009

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

Nature of Business

Lans Holdings, Inc. (“LANS”) is a development stage company and was incorporated in Nevada on November 13, 2007.  The Company is developing hexagon fishing nets to manufacture and sell to fishing equipment retailers primarily in Southeast Asia.  LANS operates out of office space owned by a director and stockholder of the Company.  The facilities are provided at no charge.  There can be no assurances that the facilities will continue to be provided at no charge in the future.

Development Stage Company

The accompanying financial statements have been prepared under generally accepted acounting principles for development stage enterprises.  A development-stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Cash and Cash Equivalents

LANS considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At November 30, 2009 and November 30, 2008, respectively, the Company had $0 of cash.

Fair Value of Financial Instruments

LANS’s financial instruments consist of cash and cash equivalents and an amount due to an officer. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic loss per share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

LANS HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
November 30, 2009

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

LANS does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – DUE TO OFFICER

The amount due to officer of $16,000 and $6,000 at November 30, 2009 and November 30, 2008, respectively, consisted of amounts owed to an officer of the Company for amounts advanced to pay for professional services provided by the Company’s outside independent auditors for services rendered. The amount is unsecured, due upon demand, and non-interest bearing.

NOTE 3 – INCOME TAXES

For the periods ended November 30, 2009, LANS has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $59,000 at November 30, 2009, and will expire beginning in the year 2027.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2009
Deferred tax asset attributable to:
Net operating loss carryover	$20,000
Valuation allowance	(20,000)
Net deferred tax asset	$-

LANS HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
November 30, 2009

NOTE 4 – LIQUIDITY AND GOING CONCERN

LANS has negative working capital, has incurred losses since inception, and has not yet received revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of LANS to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

NOTE 5 – SUBSEQUENT EVENTS

The Company’s management has analyzed its operations subsequent to November 30, 2009 through the date these financial statements were submitted to the Securities and Exchange Commission, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F. Street, N.E. Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$2
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$1,000
Transfer Agent Fees	$1,000
Accounting fees and expenses	$15,000
Legal fees and expenses	$10,000

Total	$27,002

All amounts are estimates.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

We issued 600,000 shares of common stock on June 29, 2007, to Eng Kok Yap, our officer and director. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.02 per share, for total proceeds of $12,000. The 600,000 shares of common stock are restricted shares as defined in the Securities Act of 1933.

We issued 600,000 shares of common stock on June 29, 2007, to Tan Sin Siong, our director. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.02 per share, for total proceeds of $12,000. The 600,000 shares of common stock are restricted shares as defined in the Securities Act of 1933.

We completed a private placement of 950,000 shares of our common stock pursuant to Category 3 of Regulation S of the Securities Act of 1933 on June 30, 2007. All shares were issued at a price of $0.02 per share. We received proceeds of $19,000 from the offering. We did not engage in a distribution of the offering in the United States. All offers and sales were made in an offshore transaction.  No directed selling efforts were made in the United States by the promoters acting on behalf of the company.  The purchasers of the securities certified that they were not a U.S. person and were not acquiring the securities for the account or benefit of any U.S. person.  The purchasers agreed to resell these securities only in accordance with the provisions of Regulation S.  The subscribers represented and agreed not to engage in any hedging transactions involving any of the shares unless such transactions are in compliance with the provisions of the 1933 Act.

The foregoing shares were issued with the understanding that the incorporation of “Lans Holdings, Inc.” had taken place prior to the offering.  However, the offering concluded before the company was yet formed under Nevada law.  Instructions were provided to counsel for the company to incorporate the entity prior to the commencement of the offering. Counsel eventually incorporated the entity, but only after the offering commenced as a result of competing demands for time.  As such, both management and the investors were unaware that “Lans Holdings, Inc.” had not yet been incorporated at the time of the offering and all information was communicated to investors as if the company was already formed.

The obligations of a corporation to agreements made prior to incorporation are governed by the state in which the entity was later organized. Since we were organized under Nevada law, if a pre-incorporation contract made by a promoter is within the corporate powers, the corporation may, when organized, expressly or impliedly ratify the contract and thereby make it a valid obligation of the corporation. Jacobson v. Stern, 605 P.2d 198 (Nev. 1980).

Lans Holdings Inc. agreed to the obligations under the subscription agreements entered into with the selling shareholders.  On December 9, 2007 our board of directors approved to ratify the past actions of Tan Sin Siong and Kenny Yap as promoters transacting business on behalf of the Company not yet formed in connection with the Regulation S offering. These obligations were validated after the company was incorporated as Lans Holdings Inc. received the benefit of the investment capital raised.

On December 9, 2007 our board of directors ratified the actions of Tan Sin Siong and Kenny Yap as promoters raising money on behalf of the Company not yet formed in connection with the Regulation S offering.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation, as amended (1)
3.2	By-Laws (1)
5.1	Opinion of David Jennings, Esq., with consent to use(2)
23.1	Consent of Silberstein Ungar, PLLC
24.1	Power of Attorney (see attached signature page)
99.1	Regulation S Subscription Agreement (3)
1 Previously filed as an exhibit to the Registration Statement on Form SB-2 filed on December 28, 2007.
2 Previously filed as an exhibit to the Registration Statement on Form S-1 filed on February 27, 2008.
3 Previously filed as an exhibit to the Registration Statement on Form Sb-2/A filed on January 28, 2008.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Reno, Nevada on September 20, 2010.

Lans Holdings Inc.

By: /s/ Eng Kok Yap
Eng Kok Yap President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eng Kok Yap as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Lans Holdings Inc.

By: /s/ Eng Kok Yap
Eng Kok Yap President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director September 20, 2010

By: /s/ Tan Sin Siong
Tan Sin Siong CTO and Director September 20, 2010